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                                                                    Exhibit 10.6

                          MANAGEMENT SERVICES AGREEMENT

               Made in _____ this _____ day of ____________, 1998

                                 by and between

PCB Ltd. PC/52-003779-7
Old Industrial Zone
Migdal Ha'emek
10556 Israel
("PCB")

                                                               OF THE FIRST PART

and

Camtek Ltd. Pr/51-123543-4
Old Industrial Zone
Migdal Ha'emek
10556 Israel
("Camtek")

                                                              OF THE SECOND PART

WHEREAS, Mr. Rafi Amit and Mr. Yotam Stern (the "Employees") were employees of PCB and served as the General Manager and the Chief Financial Officer, respectively, of PCB; and

WHEREAS, PCB and Camtek agreed that the Employees shall be the employees of Camtek and shall serve as the Chief Executive Officer and the Chief Financial Officer, respectively, of Camtek; and

WHEREAS, PCB and Camtek agree that Camtek shall provide to PCB the services of the Employees on a part-time basis (the "Management Services");

WHEREAS, The parties hereto (the "Parties") wish to set forth the conditions of the provisions of the Management Services;

NOW THEREFORE, it is declared, agreed and stipulated between the Parties as follows:

1.       PREAMBLE AND INTERPRETATION

         1.1 The preamble to this Agreement constitutes an integral part hereof.

         1.2 This Agreement embodies and encompasses all that has been agreed between the Parties in connection with the supply of the Management Services by Camtek and/or in relation thereto, and no negotiations, declaration, representation,


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                  agreement, assurance or undertaking if at all, in writing
                  and/or verbally, expressly or implied, prior to the execution of this Agreement shall be of any effect.

         1.3 No modification to this Agreement or to any of the provisions hereof shall be of any effect unless made in writing and signed by the Parties.

         1.4 The consent of either of the Parties in any particular case to any deviation from the conditions and provisions of this Agreement shall not constitute any precedent and no inference shall be made therefrom in other cases.

         1.5 No conduct of either of the Parties shall be deemed to be a waiver of any of its rights under this Agreement or according to any law, and/or as a waiver or consent on its part to any breach or non-performance of any conditions, unless such waiver or consent has been expressly made in writing.

         1.6 The headings in this Agreement are for convenience purposes only and shall have no significance for purposes of interpretation.

2.       SUPPLY OF MANAGEMENT SERVICES

         Camtek will supply the Management Services, for as long as the Employees (as hereinafter defined) are employed by Camtek, by placing at the disposal of PCB, the services of Mr. Rafi Amit and Mr. Yotam Stern (together the "Employees") on a part-time basis, not to exceed ____% of his full-time position in the case of Mr. Rafi Amit and not to exceed ____% of his full-time position in the case of Mr. Yotam Stern. Mr. Amit and Mr. Stern shall render services as General Manager and Chief Financial Officer of PCB, respectively.

3.       DECLARATIONS OF PARTIES

         3.1 It is hereby expressly declared and agreed that the Parties are independent contractors and that no employer/employee or principal-agent relationship will exist between Camtek and PCB and nothing contained in the provisions of the Agreement shall operate to create any such employer-employee or agency relationship.

         3.2 It is hereby expressly declared and agreed that the Employees will be Camtek's employees only, and that any liability of any kind by law or agreement in connection with their work, will be imposed on Camtek only. Camtek will be solely responsible towards the Employees with respect to all the competent authorities in connection with all lawful or contractual provisions.

         3.3 Camtek will be responsible for paying the remuneration and expenses, social security and working conditions of the Employees and PCB shall have no liability whatsoever with respect to their employment by Camtek.


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         3.4      3.4.1    Notwithstanding the foregoing, PCB declares
                           that it has paid to each of the Employees all of the payments and benefits, of any kind, due to the Employees in connection with their previous employment with PCB, including in connection with the termination of each of their employment.

                  3.4.2 PCB further declares that Camtek is not liable and shall not be liable in the future for any payments to the Employees arising out of or in connection with the previous employment of the Employees by PCB, including with respect to salaries, vacation pay, sick pay, severance pay, pension, provident payment or otherwise; and that neither PCB nor the Employees shall have any claim and/or demand whether monetary or otherwise against Camtek in connection with the Employees' pervious employment with PCB.

                  3.4.3 Without derogating from the foregoing, PCB agrees to indemnify and compensate Camtek for any liability, loss, damage or expense, including in respect of lawyers' and other legal fees which Camtek may incur or bear in connection with an unfavorable determination against Camtek relating to the employment or termination of employment of the Employees by PCB, including, without limitation with regard to salaries, vacation pay, sick pay, severance pay, pension, provident payment, or otherwise in connection with their employment by PCB.

4.       PAYMENT IN RESPECT OF MANAGEMENT SERVICES

         4.1 In consideration for the Management Services, PCB shall pay Camtek a portion of the monthly costs borne by Camtek in respect of employing the Employees in a full-time position, according to their existing conditions of employment, calculated according to the ratio between the hours of work per month performed by the Employees for PCB, and a full-time position of 180 hours.

         4.2 It is hereby expressly stated and agreed that the Consideration includes all the payments to which Camtek is entitled in respect to supplying the services under this Agreement, and it will not be entitled to any further or additional payment whatsoever.

         4.3 PCB will be entitled to deduct from the Consideration withholding tax at source as required by law, unless Camtek furnishes it with a certificate from the tax authorities in Israel to act otherwise.

5.       MANNER OF PAYMENT

         5.1 Camtek will submit a monthly invoice to PCB with respect to each month, at the end of the month with respect to which such invoice is being submitted.


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         5.2      PCB will pay the Consideration to Camtek within 15 days of the end of the month in which the invoice was submitted to it.

         5.3 Any payment not paid on due date will be increased according to the increase of the Consumer Price Index in Israel plus annual interest at the rate of 8%, all for the period from the payment date through the date of actual payment.

6.       TERM AND TERMINATION

         6.1 This Agreement shall come into effect as of the date of its execution and may be terminated upon written notice delivered by one Party to the other - three months in advance in the case of PCB's serving notice of termination, and one year in advance in the case of Camtek serving notice of termination.

7.       MISCELLANEOUS

         8.1 Notices in connection with this Agreement will be in writing and be sent by registered mail or by fax or served personally according to the address of the parties detailed in the preamble to this Agreement and any such notice will be regarded as having been served upon the addressee on the following dates: in the event of personal service - upon the actual service thereof; in the event of transmission and dispatch by fax - on the business day following the dispatch; in the event of dispatch by registered mail - three business days after the date of posting by registered mail at the post office in Israel. Each party will be entitled to change the address by giving written notice of that fact to the other.

IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HANDS ON THE DATE FIRST ABOVE
WRITTEN:

         /s/                                              /s/
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         PCB Ltd.                                       Camtek Ltd.


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